SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549-1004

                                    FORM 8-K

                    CURRENT REPORT PURSUANT TO SECTION 13 OF

                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): December 19, 2002

                          MIRAVANT MEDICAL TECHNOLOGIES

             (Exact name of Registrant as specified in its charter)

Delaware                               0-2554                       77-0222872
(State or other jurisdiction of     (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                           Identification Number)





                                336 Bollay Drive

                             Santa Barbara, CA 93117

                    (Address of principal executive offices)

                                 (805) 685-9880

              (Registrant's telephone number, including area code)

ITEM 5.  Other Events

     Effective December 19, 2002, Miravant Medical Technologies entered into a Convertible Debt and Warrant Purchase Agreement, or the Debt Agreement, with a private accredited investor, or the Lender. The $12.0 million Debt Agreement allows us to borrow up to $1.0 million per month, with any unused monthly borrowings to be carried forward. The maximum aggregate loan amount is $12.0 million with the last available borrowing in November 2003. The Lender's obligation to fund each borrowing request is subject to material conditions described in the Debt Agreement. In addition, the Lender may terminate its obligations under the Debt Agreement if: (i) Miravant has not filed a new drug application by March 31, 2003, (ii) such filing has been rejected by the Federal Drug Administration, or (iii) Miravant, in the reasonable judgment of the Lender, is not meeting its business objectives.

     A separate convertible promissory note will be issued for each loan and such Notes will earn interest at 9.4% per annum and be due December 31, 2008. The interest on each Note can be accrued and added to the existing Notes. Each Note and any accrued interest can be converted into shares of Miravant's Common Stock on the earlier of March 31, 2003, or the date on which the trading price of our Common Stock exceeds 250% of the conversion price of the Note. Each Note's conversion price is equal to the greater of $0.75 per share or 125% of the average closing prices of Miravant's Common Stock for the ten (10) trading days immediately prior to the date of each Note.

     In connection with each borrowing, we will net from the borrowing proceeds a 3% drawdown fee. We will also issue to the Lender a warrant to purchase one-quarter (1/4) of a share of Miravant Common Stock for every $1.00 borrowed. The exercise price of each Warrant will be equal to the greater of $1.00 per share or 150% of the average of the closing prices of Miravant's Common Stock for the ten (10) trading days preceding the date of the Note. In addition, upon execution of the the Debt Agreement we issued the Lender a warrant to acquire 250,000 shares of our Common Stock, with an exercise price of $0.50 per share. Each Warrant will terminate on December 31, 2008, unless previously exercised. We have also agreed to provide the Lender certain registration rights in connection with this transaction.

     On December 19, 2002, we borrowed $1.0 million pursuant to the Debt Agreement, and issued Lender a Note, convertible into our Common Stock at a per share price of $0.97. In addition, we issued Lender a warrant exercisable for 250,000 shares of our Common Stock at $1.17 per share.

     We intend to use the proceeds of the borrowings for research, development and general corporate purposes. A copy of the Convertible Debt and Warrant Purchase Agreement, and related Registration Rights Agreement and form of Warrants and Convertible Promissory Note are filed as exhibits to this report and are incorporated in this report by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


                  Exhibit Number                              Exhibit

                  Exhibit 10.1      Convertible Debt and Warrant Purchase Agreement dated December 19, 2002 between the Registrant and the Purchaser.

                  Exhibit 10.2      Registration Rights Agreement dated December 19, 2002 between the Registrant and the Purchaser.

                  Exhibit 10.3      Form of Convertible Promissory Note between the Registrant and the Purchaser.

                  Exhibit 10.4      Form of Note Warrant between the Registrant and the Purchaser.

                  Exhibit 10.5      Loan Origination Warrant dated December 20, 2002 between the Registrant and the Purchaser.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Miravant Medical Technologies

                                  (Registrant)

Date:  December 26, 2002

                                  By:  /s/ John M. Philpott
                                   ----------------------------------
                                    Name:    John M. Philpott
                                    Title:   Chief Financial Officer

                                  Exhibit Index


                  Exhibit Number                              Exhibit

                  Exhibit 10.1      Convertible Debt and Warrant Purchase Agreement dated December 19, 2002 between the Registrant and the Purchaser.

                  Exhibit 10.2      Registration Rights Agreement dated December 19, 2002 between the Registrant and the Purchaser.

                  Exhibit 10.3      Form of Convertible Promissory Note between the Registrant and the Purchaser.

                  Exhibit 10.4      Form of Note Warrant between the Registrant and the Purchaser.

                  Exhibit 10.5      Loan Origination Warrant dated December 20, 2002 between the Registrant and the Purchaser.

